UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

PRB Energy, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 29, 2008, PRB Energy, Inc. (“PRB” or the “Company”) received a notice from the American Stock Exchange (the “Amex”) that PRB no longer satisfies a rule for continued listing on the Amex.  The notice asserts that PRB has failed to comply with the requirements of Section 1003 (a)(iv) of the Amex Company Guide (“Amex Guide”), which could jeopardize the Company’s continued listing standard pursuant to Section 1009 of the Amex Guide.  The Amex Guide requires, among other things, that an issuer has not sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has not become so impaired that it appears questionable, in the option of the Exchange, as to whether the Company will be able to continue operation and/or meet its obligations as they mature.

The notice letter asserts that the Company must submit a plan (the “Plan”) to the Amex by March 14, 2008 advising the Amex of the action that it has taken, or that it will take, to bring the Company into compliance with all the continued listing standards of the Amex Guide by May 28, 2008.  The notice letter also requires the Company to file a press release disclosing receipt of the letter.

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ William F. Hayworth
William F Hayworth
President and Chief Executive Officer

March 5, 2008